UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

Thomas Brisbin, Chief Executive Officer, and Kimberly Gant, Chief Financial Officer of Willdan Group, Inc. (“Willdan”), will be presenting the slide presentation attached hereto as Exhibit 99.1, and incorporated herein by reference, at the D.A. Davidson 7th Annual Engineering & Construction Conference on Friday, September 19, 2008. The slide presentation will provide an overview of the company and its strategic direction, and may be used by Willdan in various other presentations to investors. The slide presentation is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

The slide presentation includes a non-GAAP number, Adjusted EBITDA, for fiscal years 2003 through 2007 and for the six-month period ended June 27, 2008. Adjusted EBITDA is a supplemental measure used by Willdan to measure its operating performance. Willdan defines Adjusted EBITDA as net income plus net interest expense, income tax expense (benefit), depreciation and amortization, loss (gains) on sales of assets, accrued expenses related to a litigation matter and a one-time stock-based compensation expense recorded in anticipation of its IPO, less proceeds from life insurance policies carried on its former chief executive officer. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as income from operations and net income. Willdan believes Adjusted EBITDA enables its management to separate non-recurring income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes that Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain non-recurring income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

The following is a reconciliation of net income to Adjusted EBITDA for fiscal years 2003 through 2007 and the six month period ended June 27, 2008 (in thousands):

	Fiscal Year					Six Months Ended
	2003	2004	2005	2006	2007	June 27, 2008
Net income (loss)	$2,852	$3,772	$(1,381)	$6,720	$2,144	$61
Interest income	(1)	(2)	(19)	(135)	(649)	(261)
Interest expense	366	272	630	773	(499)	2
Income tax provision	53	47	17	2,021	1,543	111
Depreciation and amortization	865	1,056	1,257	1,584	1,747	834
Loss (gain) on sale of assets	19	18	24	(13)	28	20
Life insurance proceeds	—	—	—	(2,250)	—	—
Litigation accrual (reversal)	—	—	2,686	(1,049)	1,049	—
Stock-based compensation expense recorded in anticipation of our IPO	—	—	2,737	—	—	—
Adjusted EBITDA	$4,154	$5,163	$5,951	$7,651	$5,363	$767

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Slide presentation to be presented at the D.A. Davidson 7th Annual Engineering & Construction Conference on Friday, September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date:	September 19, 2008	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Slide presentation to be presented at the D.A. Davidson 7th Annual Engineering & Construction Conference on Friday, September 19, 2008.